UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2007

ALABAMA NATIONAL BANCORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-25160	63-1114426
(State of Incorporation)	(Commission File Number)	(IRS Employer IdentificationNumber)

1927 First Avenue North, Birmingham, Alabama 35203

(Address of principal executive offices, including zip code)

(205) 583-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On December 19, 2007, Alabama National BanCorporation (the “Company”) executed a Commercial Promissory Note (the “Promissory Note”) in favor of RBC Centura Bank that provides for loans to the Company of up to $15 million. The purpose of the Company entering into the Promissory Note arrangement is to fund the redemption of two callable trust preferred securities of the Company: (i) the Alabama National Statutory Trust II Junior Subordinated Debentures, callable on December 26, 2007, in the amount of $10,310,000, and (ii) the PB Capital Trust I Junior Subordinated Debentures, callable on December 31, 2007, in the amount of $4,124,000. The Promissory Note bears interest at LIBOR plus 0.81% and is payable on the earlier of demand or December 20, 2009.

The foregoing description of the Promissory Note does not purport to be complete and is qualified in its entirety by reference to a copy of the Promissory Note that is attached as Exhibit 10.1 to this Form 8-K, and is incorporated into this report by reference.

Item 2.03.	Creation of a Direct Financial Obligation.

The description of the Promissory Note set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
10.1	Commercial Promissory Note dated December 19, 2007 in favor of RBC Centura Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alabama National BanCorporation

By:	/s/ William E. Matthews, V
William E. Matthews, V
Executive Vice President and Chief Financial Officer

Dated: December 26, 2007

INDEX TO EXHIBITS

Exhibit Number	Exhibit
10.1	Commercial Promissory Note dated December 19, 2007 in favor of RBC Centura Bank